SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934



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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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            (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                         Proffitt's, Inc.
 ---------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)


 ---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

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     and 0-11.

     1)   Title of each class of securities to which transaction
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     ____________________________________________________________


     2)   Aggregate number of securities to which transaction
          applies:
     ____________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and
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     4)   Proposed maximum aggregate value of transaction:
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 PROFFITT'S, INC. REGISTRATION STATEMENT FOR
  PROPOSED CARSON PIRIE SCOTT & CO.  MERGER
    DECLARED EFFECTIVE; DATES ANNOUNCED
        FOR SHAREHOLDERS' MEETINGS

                    Contacts: Proffitt's:    Julia Bentley
                                             (423) 981-6243
                              Carson's:      Ed Carroll (media)
                                             (414) 347-5340
                                             Darren Jackson
                                             (investors)
                                             (414) 278-5787

Birmingham, Alabama and Milwaukee, Wisconsin (December 11, 1997) --- Department store retailers Proffitt's, Inc. (NYSE:PFT) and Carson Pirie Scott & Co. (NYSE:CRP) announced today the Proffitt's, Inc. Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission. The Registration Statement relates to the proposed merger transaction between Proffitt's, Inc. ("Proffitt's") and Carson Pirie Scott & Co. ("Carson's") and contains the joint proxy statement/prospectus for the transaction.

A special meeting of shareholders for Proffitt's will be held at 10:00 a.m. central time on January 30, 1998 at Proffitt's corporate offices in Birmingham, Alabama to vote on the proposed transaction. The special meeting of shareholders for Carson's will be held at 10:00 a.m. central time on January 30, 1998 at Carson's corporate offices in Milwaukee, Wisconsin to vote on the proposed transaction.

The Boards of Directors of both companies have established December 5, 1997 as the record date for the determination of Proffitt's and Carson's stockholders entitled to notice of and to vote at the special meetings. Proxy materials are expected to be mailed to stockholders on or about December 12, 1997.

In October 1997, the Boards of Directors of both Proffitt's and Carson's approved the merger unanimously. Under the terms of the transaction, shareholders of Carson's will receive from 1.7 to
1.8 shares of Proffitt's, Inc. Common Stock for each share of Carson Pirie Scott & Co. Common Stock, depending on the price of Proffitt's Common Stock as provided in the merger agreement. Cash will be paid in lieu of fractional shares.

In conjunction with the proposed merger, filings were made with the Office of the Comptroller of the Currency on November 10, 1997 and under the Hart-Scott-Rodino Anti-Trust Improvements Act on November
17, 1997. The merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act, clearance by the Comptroller of the Currency, and shareholder approval, among other conditions. The merger is expected to be consummated on January 31, 1998, the fiscal year end of both Proffitt's and Carson's.

                              (more)

R. Brad Martin, Chairman and Chief Executive Officer of Proffitt's, Inc., stated, "We are very excited about combining two premier regional department store companies. This transaction will create the fourth largest traditional department store company in the United States, operating over 230 stores in 24 states with annual revenues in excess of $3.5 billion."

This announcement is neither an offer to sell securities nor a solicitation of an offer to buy securities. An offering will be made only by means of a joint proxy statement/prospectus.

A copy of the joint proxy statement/prospectus may be obtained from the Secretary, Proffitt's, Inc., 115 North Calderwood, Alcoa, Tennessee 37701.